UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

TRUE DRINKS HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18662 MacArthur Blvd., Suite 110, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

On July 14, 2016, True Drinks Holdings, Inc. (the “Company”) and Red Beard Holdings, LLC (“Red Beard”) entered into an amendment to the Securities Purchase Agreement (the “Purchase Agreement Amendment”), first dated April 13, 2016 (the “Purchase Agreement”) and executed as a part of the Company’s Series C Offering, the details of which were disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2016. Pursuant to the terms and conditions of the Purchase Agreement Amendment, the Company and Red Beard agreed to modify the closing schedule for the remaining 25,000 shares of the Company’s Series C Convertible Preferred Stock (“Remaining Shares”) to be purchased by the Purchasers (as defined in the Purchase Agreement). 10,000 of the Remaining Shares will now be purchased on or before July 15, 2016, with the final 15,000 Remaining Shares to be purchased on or before August 31, 2016.

On July 15, 2016, in accordance with the Purchase Agreement, as amended by the Purchase Agreement Amendment, the Company sold 10,000 of the Remaining Shares to Red Beard. As additional consideration, the Company issued Warrants to Red Beard to purchase approximately 6.6 million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) for $0.15 per share.

Between July 15th and July 19th, the Company received executed Purchase Agreements and Purchase Agreement Amendments from certain accredited investors to purchase, as Purchasers in the Series C Offering, an aggregate total of 1,600 of the Remaining Shares. As additional consideration, these Purchasers received Warrants to purchase an aggregate total of approximately 1.07 million shares of Common Stock for $0.15 per share.

To date, the Company has received aggregate gross proceeds of $3.66 million from the Series C Offering, and expects to receive an additional $1.34 million on or before August 31, 2016. The Company expects to use these proceeds for general working capital purposes.

 The offer and sale of the Remaining Shares and Warrants reported herein were conducted in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Red Beard and the Purchasers represented that each was an "accredited investor" as defined in Regulation D, and were not subject to the “Bad Actor” disqualifications described in Rule 506(d).

           The foregoing descriptions of the Purchase Agreement, Purchase Agreement Amendment and Warrant do not purport to be complete, and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and form of Warrant, attached to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2016 as Exhibits 10.1 and 10.2, respectively, and the form of Purchase Agreement Amendment attached hereto as Exhibit 10.1, each of which are incorporated by reference herein. Complete disclosure regarding the Series C Offering may be found under Item 3.02 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2016.

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: July 20, 2016	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amendment No. 1 to Securities Purchase Agreement, dated July 14, 2016.